UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 9, 2010

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 382-5900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 9, 2010, ITC^DeltaCom, Inc. (the “Company”) and its wholly-owned subsidiaries entered into a number of material definitive agreements in connection with the closing on that date of the Company’s previously reported offering of senior secured notes and the concurrent closing of a new, $30 million five-year senior secured revolving credit facility.

The Company’s press release issued on April 9, 2009 announcing the closing of the foregoing transactions is filed as exhibit 99 to this report.

Senior Secured Notes Indenture

On April 9, 2010, the Company entered into an indenture, dated as of April 9, 2010 (the “Indenture”), among the Company, the guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Company issued $325 million aggregate principal amount of its 10.5% Senior Secured Notes due 2016 (the “Notes”). As described in a current report on Form 8-K it filed on March 26, 2010, the Company sold the Notes in transactions not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The closing of the sale took place on April 9, 2010.

The Company sold the Notes at an offering price of 97.857% of the principal amount of the Notes. The Company applied the gross proceeds of approximately $318.0 million it received from the sale of the Notes to repay $305.5 million aggregate amount of indebtedness, including all principal and accrued and unpaid interest, outstanding under its first lien and second lien senior secured credit facilities. The Company has used or expects to use the remaining $12.5 million of offering proceeds to pay offering fees and expenses and for general corporate purposes. As described below and under Item 1.02 of this report, upon the application of the offering proceeds, the Company terminated the foregoing first lien and second lien senior secured credit facilities and entered into a new, five-year senior secured revolving credit facility under which no revolving loans were outstanding as of April 9, 2010 and under which the Company may obtain from time to time revolving loans of up to an aggregate principal amount of $30 million outstanding at any time.

The Notes accrue interest at a rate of 10.5% per year from April 9, 2010. Interest on the Notes is payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2010. The Notes will mature on April 1, 2016.

The Company may redeem some or all of the Notes, at any time before April 1, 2013, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the Notes, at any time on or after April 1, 2013, at specified redemption prices declining from 105.250% to 100% of their principal amount. In addition, before April 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 110.5% of their principal amount with the net proceeds of certain equity offerings. During any 12-month period before April 1, 2013, the Company may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of their principal amount. If the Company (1) sells certain of its assets and does not either (a) apply the net sale proceeds to repay indebtedness under the Company’s senior secured revolving credit facility, the Notes, or other indebtedness secured on a first-priority basis or (b) reinvest the net sale proceeds in its business, or (2) experiences a change of control, the Company may be required to offer to purchase Notes from holders at 100% of their principal amount, in the case of a sale of assets, or 101% of their principal amount, in the case of a change of control. The Company would be required to pay accrued and unpaid interest, if any, on the Notes redeemed or purchased in each of the foregoing events of redemption or purchase.

Repayment of the Notes may be accelerated upon the occurrence of events of defaults specified in the Indenture, as described in Item 2.03 of this report.

The Notes are the Company’s general senior obligations and rank equally in right of payment with all of the Company’s existing and future senior indebtedness. The Notes are secured on a first-priority basis, along with the Company’s obligations under its senior secured revolving credit facility and any future pari passu secured obligations, subject to specified exceptions and permitted liens, by substantially all of the assets of the Company and its subsidiaries that are deemed to be restricted subsidiaries under the Indenture. The Notes are guaranteed on a senior secured basis by each of the Company’s domestic restricted subsidiaries on the initial issue date of the Notes and will be guaranteed on a senior secured basis by each of the Company’s future domestic restricted subsidiaries, other than certain excluded subsidiaries, and any foreign restricted subsidiary that guarantees any indebtedness of the Company or any domestic restricted subsidiary. The guarantees are the subsidiary guarantors’ general senior obligations and rank equally in right of payment with all of the subsidiary guarantors’ existing and future senior indebtedness.

The Indenture contains covenants that, among other things, limit the Company’s ability, and the ability of the Company’s restricted subsidiaries, to incur additional indebtedness, create liens, pay dividends on, redeem or repurchase the Company’s capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create restrictions on dividend and other payments to the Company from its subsidiaries, issue or sell stock of subsidiaries, and engage in mergers and consolidations. All of the covenants are subject to a number of important qualifications and exceptions under the Indenture. The Indenture does not contain any financial maintenance covenants.

The foregoing summary of the terms of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the Indenture (including the form of Global Note thereunder), which is filed as exhibit 4.1 to this report and incorporated by reference in this Item 1.01.

Collateral Agreements

Intercreditor Agreement.    In connection with the issuance of the Notes and the pledge of assets of the Company and its subsidiaries as collateral to secure the Notes, the Company and its subsidiaries entered into a First Lien Intercreditor Agreement, dated as of April 9, 2010 (the “Intercreditor Agreement”), among the Company, the Company’s subsidiaries, as the other Grantors, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, Credit Suisse AG, Cayman Islands Branch, as Authorized Representative under the Credit Agreement, The Bank of New York Mellon Trust Company, N.A., as Authorized Representative under the Indenture, and each additional Authorized Representative from time to time party thereto. The rights of the holders of the Notes with respect to the collateral that secures the Notes on a first-priority basis is subject to the Intercreditor Agreement, which includes as parties all holders of obligations secured by such collateral on a first-priority basis, including the obligations under the Company’s senior secured revolving credit facility. The Intercreditor Agreement contains provisions restricting the rights of holders of the Notes to take enforcement action with respect to the liens securing the Notes in certain circumstances. These provisions generally provide that the Trustee under the Indenture and the agent for the lenders under the senior secured revolving credit facility generally must engage in certain consultative processes before enforcing the liens securing the Notes. In addition, the holders of the Notes do not have any independent power to enforce, or have recourse to, any of the security documents or to exercise any rights or powers arising under the security documents except through the collateral agent. Upon enforcement against any collateral, in insolvency, upon acceleration, or upon the Company’s obligations under the senior secured revolving credit facility otherwise becoming due under the terms of the security documents, the claims of the holders of the Notes to the proceeds of such enforcement or insolvency proceeding will rank behind the claims, including claims to payment of interest, of the lenders under the senior secured revolving credit facility.

Security Agreement.    In connection with the issuance of the Notes and the pledge of assets of the Company and its restricted subsidiaries as collateral to secure the Notes, the Company and its subsidiaries entered into a Security Agreement, dated as of April 9, 2010, among the Company, the subsidiaries of the Company from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the First Lien Secured Parties referred to therein. The Security Agreement establishes the terms of the security interests and liens in and on the collateral that secures the Notes as well as the Company’s senior secured revolving credit facility.

The Intercreditor Agreement and the Security Agreement are filed as exhibits 4.2 and 4.3, respectively, to this report and are incorporated by reference in this Item 1.01. The foregoing summary of the terms of the Intercreditor Agreement and the Security Agreement is not complete and is qualified in its entirety by reference to the applicable agreement.

Registration Rights Agreement

In connection with the closing of the sale of Notes, the Company entered into a Registration Rights Agreement, dated April 9, 2010 (the “Registration Rights Agreement”), among the Company, the subsidiary guarantors parties thereto and Credit Suisse Securities (USA) LLC (“Credit Suisse Securities”), which was the initial purchaser of the Notes, pursuant to which the Company has agreed to use commercially reasonable efforts to file, and cause to be declared effective, a registration statement with the Securities and Exchange Commission to exchange the Notes for a new issue of substantially identical notes in an exchange registered under the Securities Act or, if required, to file, and cause to be declared effective, a shelf registration statement to cover resales of the Notes under specified circumstances.

Upon the occurrence of any registration default under the Registration Rights Agreement, the Company will be required in specified circumstances to pay additional interest to the holders of the Notes from the date on which any such registration default occurs to the date on which all registration defaults have been cured, for a period generally ending on the earliest date on which all of the Notes are no longer subject to any restrictions on transfer under the Securities Act, but in no event earlier than two years after the initial issue date of the Notes. The maximum amount of additional interest payable in any such event may not exceed 1.0% per annum of the principal amount of the Notes. A registration default will occur if (1) the Company fails either to (a) cause the exchange offer registration statement referred to above to be declared effective or to consummate the exchange offer within the periods specified in the Registration Rights Agreement or (b) if required, cause any shelf registration statement with respect to resales of the Notes to be declared effective within the period specified in the Registration Rights Agreement or (2) the applicable registration statement is declared effective but thereafter ceases to be effective or usable, subject to specified exceptions, in connection with resales of the Notes.

Credit Suisse Securities and certain of its affiliates have provided, and may provide in the future, commercial banking, investment banking and other services to the Company and some of the Company’s affiliates. As discussed below, affiliates of Credit Suisse Securities are lenders and/or agents under the Company’s senior secured revolving credit facility.

The foregoing summary of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as exhibit 4.4 to this report and incorporated by reference in this Item 1.01.

Senior Secured Revolving Credit Facility Agreements

Credit Agreement.    On April 9, 2010, the Company obtained a new, five-year senior secured revolving credit facility upon the termination of its previous first lien and second lien senior secured credit facilities following repayment of all outstanding borrowings under those facilities with the net proceeds from the sale of the Notes. The new revolving credit facility is extended under a credit agreement, dated as of April 9, 2010 (the “Credit Agreement”), among the Company, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

Under the revolving credit facility, up to $30 million principal amount of borrowings may be outstanding at any time. The facility loans may be borrowed, repaid and reborrowed from time to time during the term of the facility and will mature and be payable in full on April 9, 2015. The Company will be required to prepay amounts outstanding under the new revolving credit facility with the net cash proceeds from certain sales and other dispositions of assets of the Company and its subsidiaries.

The Company may use the proceeds of borrowings under the new revolving credit facility for its general corporate purposes.

Amounts drawn under the revolving credit facility will bear interest at an annual rate calculated, at the Company’s option, on the basis of either (a) a base rate plus a margin of 3.5% or (b) an adjusted LIBO rate plus a margin of 4.5%. The interest rate on the revolving credit loans that are base-rate loans will fluctuate as the base rate fluctuates and, in the case of the adjusted LIBO-rate loans, the interest rate will be adjusted at the end of each applicable interest period. Interest on base-rate loans will be payable quarterly in arrears, while interest on adjusted LIBO-rate loans will be payable at the end of each applicable interest period, which may be one, two, three or six months, except that in the case of a six-month interest period, interest will be payable at the end of every three-month period.

The Company is the borrower under the revolving credit facility. All of the Company’s obligations under the facility are or will be guaranteed by all its existing and future domestic subsidiaries and, subject to conditions, foreign subsidiaries. The obligations of the loan parties under the facilities are secured by first-priority liens on, and first-priority security interests in, substantially all of their assets, including a first-priority pledge of the capital stock of each direct or indirect subsidiary of the Company. In the event of enforcement of the liens securing the Notes and the related guarantees or a distribution in bankruptcy, the proceeds thereof will first be applied to repay obligations under the revolving credit facility.

The revolving credit facility contains negative covenants, including, among others, covenants limiting the ability of the Company and its subsidiaries to incur indebtedness, create liens, pay dividends and make distributions or other restricted payments, make investments, change their business, engage in transactions with affiliates, sell assets, and engage in mergers and acquisitions. In addition, the revolving credit facility contains affirmative covenants, including, among others, covenants requiring compliance with laws, maintenance of corporate existence, licenses, property and insurance, payment of taxes and performance of other material obligations, and the delivery of financial and other information.

The Company is required to comply with specified financial tests and to maintain an interest coverage ratio and a maximum leverage ratio on a consolidated basis based on measures that include levels of indebtedness, interest expense and earnings before interest, taxes, depreciation, amortization and other specified items. The Company generally is not required to be in compliance with these ratios if no loans are outstanding under the new revolving credit facility and if its obligations relating to letters of credit issued under the facility do not exceed $2 million.

Guarantee Agreement.    On April 9, 2010, the Company and its subsidiaries entered into a Guarantee Agreement, dated as of April 9, 2010 (the “Guarantee Agreement”), among the Company, the Subsidiaries of the Company from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent. Pursuant to the Guarantee Agreement, each subsidiary irrevocably and unconditionally, jointly with each other subsidiary and severally, guarantees the Company’s payment and performance of its other obligations under the Credit Agreement and related loan documents.

The Credit Agreement and the Guarantee Agreement are filed as exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference in this Item 1.01. The foregoing summary of the terms of the Credit Agreement and the Guarantee Agreement is not complete and is qualified in its entirety by reference to the applicable agreement.

The information set forth in Items 1.02, 2.03 and 3.03 of this report is incorporated by reference in this Item 1.01.

Item 1.02.    Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 1.02.

On April 9, 2010, as described in Item 1.01 of this report, the proceeds from the sale of the Notes were used to repay in full all amounts outstanding under the Company’s first lien and secured lien senior secured credit facilities extended under the following agreements:

•

First Lien Credit Agreement, dated as of July 31, 2007, among ITC^DeltaCom, Inc., Interstate FiberNet, Inc., as Borrower, Credit Suisse, as Administrative Agent and Collateral Agent, and the Lenders from time to time parties thereto; and

•

Second Lien Credit Agreement, dated as of July 31, 2007, among ITC^DeltaCom, Inc., Interstate FiberNet, Inc., as Borrower, Credit Suisse, as Administrative Agent and Collateral Agent, and the Lenders from time to time parties thereto.

On April 9, 2010, upon repayment of the foregoing amounts, both of the agreements above and all security agreements and other documents and related rights of the lenders thereunder were terminated.

The first lien credit facility included the Company’s first lien term loan facility, which had a scheduled maturity date of July 31, 2013, and a revolving credit facility, which had a scheduled maturity date of July 31, 2012. As of December 31, 2009, the annual interest rate on borrowings outstanding under the first lien credit facility was 4.25%.

The second lien credit facility had a scheduled maturity date of July 31, 2014. As of December 31, 2009, the annual interest rate on borrowings outstanding under this facility was 7.75%.

Affiliates of the initial purchaser of the Notes, Credit Suisse Securities, were lenders and/or agents under the senior secured credit facilities and were repaid their pro rata portion of the loans with the proceeds from the sale of the Notes.

Investment funds managed by Tennenbaum Capital Partners, LLC (“TCP”) were lenders under the first lien credit facility and the second lien credit facility and were repaid their pro rata portion of the loans with the proceeds from the sale of the Notes. Under its governance agreement with the Company, TCP has designated two representatives to the Company’s board of directors. TCP and its affiliates have reported that they beneficially owned approximately 15.5% of the Company’s common stock as of December 31, 2009.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Items 1.01 and 1.02 of this report is incorporated by reference in this Item 2.03.

Upon the closing of the sale of the Notes on April 9, 2010 described in Item 1.01 of this report, the Company became obligated as the issuer on $325 million aggregate principal amount of secured senior indebtedness under the Notes. The Notes are guaranteed on a senior secured basis by each of the Company’s restricted subsidiaries on the initial issue date of the Notes and will be guaranteed on a senior secured basis by all of the Company’s future domestic restricted subsidiaries, other than certain excluded subsidiaries, and any foreign restricted subsidiary that guarantees any indebtedness of the Company or any domestic restricted subsidiary.

The Trustee under the Indenture or holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately if specified events of default occur and are continuing. Events of default include, with certain specified exceptions and qualifications, the following events: the failure to pay the principal of any Note when due and payable at its stated maturity or upon acceleration, redemption or otherwise; the failure to make payment of interest on any Note when due and payable; a default in the performance of or breaches of other provisions of the Indenture or any collateral agreement or under the Notes; a default on certain other outstanding indebtedness or a failure to discharge certain judgments; certain events of bankruptcy, insolvency or reorganization relating to the Company or any significant subsidiary; the failure of certain guarantees to be in full force and effect or the denial by a guarantor of its obligations under its guarantee; and the failure of any agreement with respect to the assets securing the Notes as collateral to be in full force and effect with respect to a material portion of such collateral, or to give the collateral agent for the benefit of the holders of the Notes the liens, rights, powers and privileges in any material portion of such collateral. Upon the occurrence of any of the foregoing events of bankruptcy, insolvency or reorganization, payment under the Notes will become immediately due and payable without any act on the part of the Trustee under the Indenture or any holder of the Notes.

Subject to conditions of availability established under the Credit Agreement, the Company may become obligated as the borrower, and its subsidiaries may become obligated as guarantors, under up to $30 million principal amount of first lien secured indebtedness outstanding under the revolving credit facility at any time. The payment of all outstanding principal, interest and other amounts outstanding from time to time under the revolving credit facility may be declared immediately due and payable upon the occurrence of an event of default. The Credit Agreement contains customary events of default, including an event of default upon a change of control of the Company. An event of default will occur under the Credit Agreement if the Company or another loan party fails to make payments when due, fails to comply with specific affirmative or negative covenants, makes a material misrepresentation, defaults on other specified indebtedness, fails to discharge specified judgments, becomes subject to specified claims under ERISA, or becomes subject to specified events of bankruptcy, insolvency, reorganization or similar events. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lenders would have the right to accelerate repayment of the indebtedness under the revolving credit facility to the extent provided in the credit documents and applicable law.

Item 3.03.    Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 3.03.

(b)    The Indenture described in Item 1.01 of this report contains a covenant that generally limits cash dividends and dividends in other property of the Company paid on the Company’s common stock and other capital stock to amounts that do not exceed the cumulative amount of the sum of the Company’s consolidated EBITDA (as defined for purposes of the Indenture) in excess of a specified level of interest expense, plus the net cash proceeds of certain equity offerings, plus the net reduction of specified investments.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

The following documents are herewith filed as exhibits to this report:

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, including the form of Global Note thereunder.

4.2	First Lien Intercreditor Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc., as the other Grantors, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, Credit Suisse AG, Cayman Islands Branch, as Authorized Representative under the Credit Agreement, The Bank of New York Mellon Trust Company, N.A., as Authorized Representative under the Indenture, and each additional Authorized Representative from time to time party thereto.

4.3	Security Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc. from time to time party thereto and The Bank of New York Mellon Trust Company, N,.A., as Collateral Agent for the First Lien Secured Parties referred to therein.

4.4	Registration Rights Agreement, dated April 9, 2010, among ITC^DeltaCom, Inc., the Subsidiary Guarantors parties thereto and Credit Suisse Securities (USA) LLC.

10.1	Credit Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

10.2	Guarantee Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc. from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

99	Press release of ITC^DeltaCom, Inc. issued on April 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: April 14, 2010	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, including the form of Global Note thereunder.

4.2	First Lien Intercreditor Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc., as the other Grantors, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, Credit Suisse AG, Cayman Islands Branch, as Authorized Representative under the Credit Agreement, The Bank of New York Mellon Trust Company, N.A., as Authorized Representative under the Indenture, and each additional Authorized Representative from time to time party thereto.

4.3	Security Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc. from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the First Lien Secured Parties referred to therein.

4.4	Registration Rights Agreement, dated April 9, 2010, among ITC^DeltaCom, Inc., the Subsidiary Guarantors parties thereto and Credit Suisse Securities (USA) LLC.

10.1	Credit Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

10.2	Guarantee Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc. from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

99	Press release of ITC^DeltaCom, Inc. issued on April 9, 2010.